UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the registrant  ☒                            Filed by a party other than the registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

AG Mortgage Investment Trust, Inc.

(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)

Payment of filing fee (Check the appropriate box):

☒	No fee required

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

	(1)	Title of each class of securities to which transaction applies:

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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by Registration Statement number, or the Form or Schedule and the date of its filing.

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AG Mortgage Investment Trust, Inc.

245 Park Avenue, 26th Floor

New York, New York 10167

April 3, 2012

Dear stockholder:

You are cordially invited to attend the 2012 annual meeting of stockholders of AG Mortgage Investment Trust, Inc., which will be held on Friday, May 18, 2012, at 10:00 a.m., Eastern Time, on the 26th Floor, at our headquarters located at 245 Park Avenue, New York, New York 10167. Details of the business to be presented at the meeting can be found in the accompanying Notice of Annual Meeting Of Stockholders and Proxy Statement.

Pursuant to rules adopted by the Securities and Exchange Commission, we have provided access to our proxy materials over the Internet. Accordingly, we are sending a notice regarding the Internet availability of proxy materials (“Notice”) on or about April 3, 2012 to our stockholders of record on March 29, 2012. The Notice contains instructions for your use of this process, including how to access our proxy statement and annual report over the Internet, how to authorize your proxy to vote online and how to request a paper copy of the proxy statement and annual report if you so desire.

If you are unable to attend the meeting in person, it is very important that your shares be represented and voted at the annual meeting. You may authorize your proxy to vote your shares over the Internet as described in the Notice. Alternatively, if you received a paper copy of the proxy card by mail, please complete, date, sign and promptly return the proxy card by mail so that your shares may be voted. You may also vote by telephone as described in your proxy card. If you vote your shares over the Internet, by mail or by telephone prior to the annual meeting, you may nevertheless revoke your proxy and cast your vote personally at the meeting.

On behalf of the board of directors, I extend our appreciation for your continued support.

Sincerely,

David Roberts

Chief Executive Officer

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 18, 2012

NOTICE IS HEREBY GIVEN that the 2012 annual meeting (“Annual Meeting”) of stockholders of AG Mortgage Investment Trust, Inc., a Maryland corporation, will be held at the offices of Angelo, Gordon & Co. L.P., 245 Park Avenue, 26th Floor, New York, New York 10167, on Friday, May 18, 2012, at 10:00 a.m., Eastern Time, for the purposes set forth below:

1.	election of the board of directors, with each of the seven directors serving a one-year term and until his successor is elected and qualified;

2.	ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2012;

3.	approval, on an advisory basis, of our executive compensation; and

4.	recommendation, on an advisory basis, of the frequency of future advisory votes on our executive compensation.

We will transact no other business at the annual meeting, except for business properly brought before the annual meeting or any adjournment or postponement of it by our board of directors.

Only holders of record of our common stock on March 29, 2012 are entitled to notice of and to attend and vote at the annual meeting and any adjournment or postponement thereof.

If you plan on attending the annual meeting in person, you will need to present your admission ticket, or an account statement showing your ownership of our common stock as of the record date, and photo identification. The indicated portion of your proxy card will serve as your admission ticket. Whether or not you plan to attend the meeting in person, please authorize your proxy to vote your shares over the Internet, as described in the Notice of Internet Availability of Proxy Materials. Alternatively, if you received a paper copy of the proxy card by mail, please mark, sign, date and promptly return the proxy card in the self-addressed stamped envelope provided. You may also authorize your proxy to vote your shares by telephone as described in your proxy card. Stockholders who vote over the Internet, by mail or by telephone prior to the meeting may nevertheless attend the meeting, revoke their proxies and vote their shares in person.

By Order of the Board of Directors:

Jonathan Lieberman

Secretary

April 3, 2012

2012 ANNUAL MEETING OF SHAREHOLDERS

OF

AG MORTGAGE INVESTMENT TRUST, INC.

PROXY STATEMENT

This proxy statement is furnished in connection with the solicitation of proxies by the board of directors of AG Mortgage Investment Trust, Inc. (the “Company,” “we” or “us”) for use at our 2012 annual meeting to be held on Friday, May 18, 2012, at 10:00 a.m., Eastern Time, at the offices of Angelo, Gordon & Co. L.P. (“Angelo, Gordon”), 245 Park Avenue, 26th Floor, New York, New York 10167, and at any adjournment or postponement thereof. We are sending this proxy statement and the enclosed proxy to our stockholders commencing on or about April 3, 2012.

QUESTIONS AND ANSWERS

Q:	What am I voting on?

A:	(1)	Election of seven directors for terms of one year;

	(2)	Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2012;

	(3)	Approval, on an advisory basis, of our executive compensation; and

	(4)	Recommendation, on an advisory basis, of the frequency of future advisory votes on our executive compensation.

Q:	How does the board of directors recommend that I vote on these proposals?

A:	(1)	“FOR” the election of each of the nominees as directors;

	(2)	“FOR” the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2012;

	(3)	“FOR” approval of the advisory resolution on executive compensation; and

	(4)	“EVERY THREE YEARS” with regard to the frequency of future advisory votes to approve our executive compensation.

Q:	Who is entitled to vote?

A:	Only common stockholders of record as of the close of business on March 29, 2012, the record date, are entitled to vote at the meeting.

Q:	What is the quorum for the meeting?

A:	A quorum will be present at the annual meeting if a majority of the votes entitled to be cast are present, in person or by proxy. No business may be conducted at the meeting if a quorum is not present. As of the record date, 15,804,342 shares of common stock were issued and outstanding. If less than a majority of outstanding shares entitled to vote are represented at the annual meeting, we expect that the annual meeting will be adjourned to solicit additional proxies. Notice need not be given of the new date, time or place if announced at the meeting before an adjournment is taken.

Q:	How many votes do I have?

A:	You are entitled to one vote for each whole share of common stock you hold as of the record date. Our stockholders do not have the right to cumulate their votes for directors.

Q:	What are the voting requirements that apply to the proposals discussed in this proxy statement?

A:		Proposal	Vote Required	Discretionary Voting Allowed?

	(1)	Election of directors	Plurality	No

	(2)	Ratification of the appointment of PricewaterhouseCoopers LLP	Majority	Yes

	(3)	Advisory vote on our executive compensation	Majority	No

	(4)	Advisory vote on the frequency of future advisory votes on our executive compensation	Plurality	No

“Majority” means, with regard to the ratification of the appointment of PricewaterhouseCoopers LLP and the advisory vote on our executive compensation, a majority of the votes cast at the annual meeting.

“Plurality” means (a) with regard to the election of directors, that the seven nominees for director receiving the greatest number of “for” votes from our shares entitled to vote will be elected and (b) with regard to the advisory vote on the frequency of future advisory votes on our executive compensation, the option (every one, two or three years) receiving the greatest number of votes will be considered the frequency recommended by stockholders.

Q:	What is the difference between holding shares as a stockholder of record and as a beneficial owner?

A:	If your shares are registered in your name with our transfer agent, American Stock Transfer & Trust Company, LLC, you are the “stockholder of record” of those shares.

If your shares are held in a stock brokerage account or by a bank or other holder of record, you are considered the “beneficial owner” of those shares. The Notice of Internet Availability of Proxy Materials (the “Notice”) and proxy statement and any accompanying documents have been forwarded to you by your broker, bank or other holder of record. As the beneficial owner, you have the right to direct your broker, bank or other holder of record how to vote your shares by using the voting instruction card or by following their instructions for voting by telephone or on the Internet.

Q:	How do I vote?

A:	Whether or not you plan to attend the annual meeting, we urge you to authorize your proxy to vote your shares over the Internet as described in the Notice. Alternatively, if you received a paper copy of the proxy card by mail, please complete, date, sign and promptly return the proxy card in the self-addressed stamped envelope provided. Authorizing your proxy over the Internet, by mailing a proxy card or by telephone will not limit your right to attend the annual meeting and vote your shares in person.

Q:	How do I vote my shares that are held by my broker?

A:	If you have shares held by a broker, you may instruct your broker to vote your shares by following the instructions that the broker provides to you. Most brokers allow you to authorize your proxy by mail, telephone and on the Internet.

Q:	How do I attend the annual meeting?

A:	All stockholders are invited to attend the annual meeting. An admission ticket, or an account statement showing your ownership of our common stock as of the record date, and some form of photo identification (such as a valid driver’s license or passport) will be required for admission to the annual meeting. Only stockholders who own Company common stock as of the close of business on the record date and invited guests will be entitled to attend the meeting. An admission ticket will serve as verification of your ownership.

Q:	Why did I not receive my proxy materials in the mail?

A:	As permitted by rules of the SEC, we are making this proxy statement and our 2011 annual report, which includes our annual report on Form 10-K for the fiscal year ended December 31, 2011 (“Annual Report”) available to our stockholders electronically via the Internet. The “e-proxy” process expedites stockholders’ receipt of proxy materials and lowers the costs and reduces the environmental impact of our annual meeting.

On April 3, 2012, we mailed to stockholders of record as of the close of business on March 29, 2012 the Notice containing instructions on how to access this proxy statement, our Annual Report and other soliciting materials via the Internet. If you received the Notice by mail, you will not receive a printed copy of the proxy materials in the mail unless you had previously indicated that you wanted to receive a printed copy. The Notice instructs you on how to access and review all of the important information contained in the proxy statement and Annual Report. The Notice also instructs you on how you may submit your proxy.

Q:	Will there be any other items of business on the agenda?

A:	The board of directors does not know of any other matters that may be brought before the annual meeting nor does it foresee or have reason to believe that proxy holders will have to vote for substitute or alternate nominees for election to the board of directors. In the event that any other matter should come before the annual meeting or any nominee is not available for election, the persons named in the enclosed proxy will have discretionary authority to vote all proxies with respect to such matters in accordance with their discretion.

Q:	Will anyone contact me regarding this vote?

A:	No arrangements or contracts have been made with any solicitors as of the date of this proxy statement, although we reserve the right to engage solicitors if we deem them necessary. Such solicitations may be made by mail, telephone, facsimile, e-mail or in person.

Q:	Who has paid for this proxy solicitation?

A:	We pay for the cost of preparing, printing and mailing the Notice and, to the extent requested by our stockholders, the proxy materials and any additional materials furnished to stockholders. Proxies may be solicited by our directors or our officers or by employees of our Manager personally or by telephone without additional compensation for such activities. We will also request persons, firms and corporations holding shares in their names or in the names of their nominees, which are beneficially owned by others, to send appropriate solicitation materials to such beneficial owners and we will pay such holders their standard and ordinary fees. We will also reimburse such holders for their reasonable out-of-pocket expenses.

Q:	May stockholders ask questions at the annual meeting?

A:	Yes. There will be time allotted at the end of the meeting when our representatives will answer questions from the floor.

Q:	What does it mean if I receive more than one Notice?

A:	It probably means your shares are registered differently and are in more than one account. Sign and return all proxy cards to ensure that all your shares are voted.

Q:	What if I return a signed proxy or voting instruction card, but do not specify how my shares are to be voted?

A:

•     Stockholders of Record. If you are a stockholder of record and you submit a proxy, but you do not provide voting instructions, all of your shares will be voted FOR Proposals 1, 2 and 3, and every THREE YEARS in the case of Proposal 4.

•     Beneficial Owners. If you are a beneficial owner and you do not provide the broker or other nominee that holds your shares with voting instructions, the broker or other nominee will determine if it has the discretionary authority to vote on the particular matter. Under the rules of the New York Stock

Exchange (“NYSE”), brokers and other nominees have the discretion to vote on routine matters, such as Proposal 2, but do not have discretion to vote on non-routine matters, such as Proposals 1, 3 and 4. Therefore, if you do not provide voting instructions to your broker or other nominee, your broker or other nominee may only vote your shares on Proposal 2 and any other routine matters properly presented for a vote at the annual meeting.

Q:	How are abstentions and broker non-votes treated?

A:	Under NYSE rules, brokers or other nominees who hold shares for a beneficial owner have the discretion to vote on a limited number of “routine” proposals when they have not received voting instructions from the beneficial owner at least ten days prior to the annual meeting. A “broker non-vote” occurs when a broker or other nominee does not receive such voting instructions and does not have the discretion to vote the shares. The uncontested election of directors is not considered a “routine” matter for purposes of broker discretionary voting. As required by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, advisory votes on executive compensation and on the frequency of such votes are not considered “routine” matters for which brokers have discretionary authority to vote shares held by account holders. Pursuant to Maryland law, abstentions and broker non-votes are not included in the determination of the shares of common stock voting on such matters, but are counted for quorum purposes.

Q:	Can I change my vote after I have voted?

A:	Yes. Proxies properly submitted over the Internet, by mail or by telephone do not preclude a stockholder from voting in person at the meeting. A stockholder may revoke a proxy at any time prior to its exercise by filing with our corporate secretary a duly executed revocation of proxy, by properly submitting, either by Internet, mail or telephone, a proxy to our corporate secretary bearing a later date or by appearing at the meeting and voting in person. Attendance at the meeting will not by itself constitute revocation of a proxy.

Q:	Can I find additional information on the Company’s website?

A:	Yes. Our web site (the “Company’s Web Site”) is located at www.agmit.com. Although the information contained on the Company’s Web Site is not part of this proxy statement, you can view additional information on the Company’s Web Site, such as our corporate governance guidelines, our code of ethics for senior executive officers, charters of our board committees and reports that we file with the Securities and Exchange Commission (the “SEC”).

PROPOSAL 1: ELECTION OF DIRECTORS

Our board of directors consists of seven members with directors serving one-year terms and until their successors are duly elected and qualified. The term for each director expires at each annual meeting of stockholders. On March 16, 2012, John Angelo, chairman of our board of directors, informed the Company that he will not stand for re-election as a member of the board of directors at the 2012 Annual Meeting. Mr. Angelo will continue to serve as a member of the board of directors until his current term expires on the date of the 2012 Annual Meeting. Mr. Angelo informed the Company that his decision is due to time constraints and his other board obligations.

The board of directors has recommended Frank Stadelmaier as a nominee for election at the 2012 Annual Meeting. He has not previously served in such capacity. Mr. Stadelmaier has been the chief financial officer of the Company since our initial public offering and was recommended by the Company to the nominating and corporate governance committee.

At the 2012 Annual Meeting, all seven directors will be elected to serve until the 2013 annual meeting of stockholders and until their successors are duly elected and qualified. The board of directors has nominated the following current directors, David Roberts, Jonathan Lieberman, Peter Linneman, Andrew L. Berger, James M. Voss and Joseph LaManna, to serve as directors (together with Mr. Stadelmaier, the “Nominees”). Each Nominee has consented to being named as a nominee and to serve as a director if elected. However, if anyone nominated by the board of directors is unable to accept election, the proxies will be voted for the election of such other person or persons as the board of directors may recommend.

RECOMMENDATION OF THE BOARD

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION TO THE BOARD OF EACH OF THE DIRECTOR NOMINEES. The voting requirements for this proposal are described above and in the “Questions and Answers” section.

DIRECTOR NOMINEES AND EXECUTIVE OFFICERS

Information Regarding Director Nominees

The biographical descriptions below set forth certain information with respect to each Nominee for election as a director at the annual meeting, including the experience, qualifications, attributes or skills of each Nominee that led us to conclude that such person should serve as a director. Each of our current directors, except for Frank Stadelmaier, has served on the board since our initial public offering, which closed on July 6, 2011.

David Roberts Chief Executive Officer and Director Age: 49

Mr. Roberts is a Senior Managing Director of Angelo, Gordon and a member of Angelo, Gordon’s executive committee. He joined Angelo, Gordon in 1993. Mr. Roberts manages Angelo, Gordon’s private equity and special situations area and was the founder of Angelo, Gordon’s opportunistic real estate area. Mr. Roberts has overseen investments in a wide variety of companies and special situations, including companies in the business services, healthcare services and financial services industries. Previously, he was a principal at Gordon Investment Corporation, a Canadian merchant bank, where he participated in a wide variety of principal transactions. Prior to that he worked in the corporate finance department at L.F. Rothschild where he specialized in mergers and acquisitions. Mr. Roberts has a B.S. degree from The Wharton School of the University of Pennsylvania. Mr. Roberts is a member of the board of directors of Portfolio Recovery Associates, Inc.

Due to his experience in finance and senior management, and experience as a director of public and private boards, we believe Mr. Roberts should serve as a member of our board of directors.

Jonathan Lieberman Chief Investment Officer and Director Age: 48

Mr. Lieberman joined Angelo, Gordon in June 2008 as head of Angelo, Gordon’s residential and consumer investment team. Prior to joining Angelo, Gordon, Mr. Lieberman worked from April 1997 to June 2008 at Bear, Stearns & Co. Inc. as a Senior Managing Director in the Strategic Finance/Financial Institutions Group, primarily focused on the Specialty Finance Sector. Before that, Mr. Lieberman was a Senior Analyst in the Structured Finance Group of Moody’s Investors Service and an attorney in the New York and Los Angeles offices of the law firm Dewey Ballantine LLP, where he specialized in securities law and structured finance. Mr. Lieberman holds a B.A. degree from Vassar College and a J.D. degree from Hofstra University School of Law.

Due to his vast industry and management experience, we believe Mr. Lieberman should serve as a member of our board of directors.

Frank Stadelmaier Chief Financial Officer Age: 37

Mr. Stadelmaier joined Angelo, Gordon in July 2008 as the Chief Accounting Officer. Previously, Mr. Stadelmaier was a Senior Manager at Ernst & Young, LLP from 1997 to 2008 where he served clients in the real estate and financial services industries. Mr. Stadelmaier is a Certified Public Accountant and holds a B.S. degree from the State University of New York at Albany.

Due to his broad experience in accounting and real estate finance, together with his management experience, we believe Mr. Stadelmaier should serve as a member of our board of directors.

Peter Linneman Independent Director Age: 61 Committees: • Audit	Dr. Linneman is currently the Emeritus Albert Sussman Professor of Real Estate, Finance, and Public Policy at The Wharton School of Business after serving on Wharton’s faculty since 1979. Dr. Linneman is also the principal of Linneman Associates, a real estate advisory firm, and the CEO of American Land Funds. He holds both a masters and a doctorate degree in economics from the University of Chicago. He currently serves on the board of directors of Atrium European Real Estate Ltd. and Equity One, Inc. He has previously served as a director of Bedford Property Investors, Inc. and JER Investors Trust, Inc.

• Nominating and Governance	Due to his extensive academic and business experience in real estate, his understanding of complex financial structures and his experience as a member of several public and private boards, including real estate companies, we believe Dr. Linneman should serve as a member of our board of directors.

Andrew L. Berger Independent Director Age: 65 Committees: • Nominating and Governance (Chair) • Compensation

Mr. Berger was vice chairman of the executive committee of Sterne, Agee & Leach, a registered broker-dealer and a member of the NYSE, from 2007 until 2009. From 2003 until 2006, he was a Senior Managing Director of C.E. Unterberg, Towbin, a U.S. investment bank. Mr. Berger has also held senior positions in financial institutions in New York, London and Geneva, and has practiced law in New York and Paris. He is now an independent consultant. Mr. Berger was a member of the board of directors of Thermadyne Holdings Corp., a NASDAQ listed company from 2003 until the sale of the company in December 2010. He served as chairman of the nominating and corporate governance committee, and a member of the compensation committee. He also has served as a member of the Board of Governors of the National Association of Securities Dealers. Mr. Berger has a bachelor’s degree in finance from Lehigh University and a J.D. degree from Columbia University.

Due to the depth of his experience as a member of senior management at various investment banking and financial management institutions, and his experience on public and private boards, we believe Mr. Berger should serve as a member of our board of directors.

James M. Voss Independent Director Age: 69 Committees: • Audit (Chair) • Compensation

Mr. Voss currently serves as an independent financial consultant. From 1992 through 1998, he was executive vice president and chief credit officer at First Midwest Bank. He served in a variety of senior executive roles during a 24-year career with Continental Bank of Chicago, and was chief financial officer at Allied Products Corporation. He is a member of the board of directors of Portfolio Recovery Associates, Inc. and is chair of the audit committee. He previously served on the compensation and governance committees. Mr. Voss has both a bachelor’s degree and an M.B.A. from Northwestern University.

Due to his extensive experience as a senior finance executive and his experience on other public and private boards, we believe Mr. Voss should serve as a member of our board of directors.

Joseph LaManna Lead Independent Director Age: 52 Committees: • Compensation (Chair) • Audit • Nominating and Governance

Mr. LaManna worked at William Blair & Company, LLC from 1987 until his retirement in 2005. During his tenure at William Blair, he served in several different roles, including senior specialty finance analyst, head of the business services group, and director of research. In addition, he was a member of the firm’s executive committee, equity capital markets committee and audit committee for four years. Mr. LaManna currently serves on the boards of directors of several privately-held companies. He is a Chartered Financial Analyst, and he holds a B.A. degree in economics and business administration from Knox College and an M.B.A. degree in finance from The University of Chicago.

Due to his financial and investment experience, as well as his experience as a director for several other financial services companies, we believe Mr. LaManna should serve as a member of our board of directors.

Biographical Information Regarding Executive Officers Who Are Not Directors

The following is a list of individuals serving as executive officers of the Company. All Company executive officers serve at the discretion of the board of directors or the chief executive officer. Mr. Parks has served in his position since our initial public offering.

Andrew Parks Chief Risk Officer Age: 39	Mr. Parks joined Angelo, Gordon in August 2009 as Chief Risk Officer. Before joining Angelo, Gordon, Mr. Parks was associated with Morgan Stanley where he served as an Executive Director overseeing the risk management group for the ultra high net worth division in the U.S. and Latin America. Prior to joining Morgan Stanley, Mr. Parks worked as a corporate attorney at Cravath, Swaine & Moore in New York in the areas of mergers and acquisitions, debt and equity capital markets, secured corporate credit and real estate acquisition/finance. Mr. Parks holds a B.A. degree from Tulane University and a J.D. degree from The University of Texas School of Law.

Allan Krinsman General Counsel Age: 58	Mr. Krinsman joined Angelo, Gordon in August 2011 as Managing Director and Senior Counsel. Previously, he was Associate General Counsel-Mortgage Law at Freddie Mac. Prior to his two years at Freddie Mac, Mr. Krinsman was in private practice with the law firms of Stroock & Stroock & Lavan, Morgan, Lewis & Bockius, and Brown & Wood, where he was a partner at those firms and specialized in securities law and mortgage finance. Mr. Krinsman holds a J.D. from The George Washington University, a masters degree from Harvard University and a bachelors degree from Cornell University.

Director Not Standing for Reelection

John Angelo, chairman of our board of directors, has decided not to stand for re-election at the 2012 Annual Meeting. Mr. Angelo will continue to serve as a member of the board of directors and as executive chairman of the Company until his current term expires on the date of the 2012 Annual Meeting. Mr. Angelo informed the Company that his decision is due to time constraints and his other board obligations, and is not the result of any disagreement with the Company or because of any matter relating to the Company’s operations, policies or practices. Mr. Angelo, as Chief Executive Officer of Angelo, Gordon, will remain involved in the activities of our Manager, AG REIT Management, LLC. Mr. Angelo, 70, is co-founder and Chief Executive Officer of Angelo, Gordon and oversees all fund management. Prior to forming Angelo, Gordon in 1988, Mr. Angelo was associated with L.F. Rothschild & Co., Inc. for 18 years, rising to Senior Managing Director, head of the arbitrage department and member of the board of directors. His area of expertise is trading world markets with emphasis in convertible securities, options, futures and distressed securities. Mr. Angelo is a member of the board of directors of Sotheby’s. Mr. Angelo has served as a director of the Company since our initial public offering and we are grateful for his dedication to the Company and our stockholders.

CORPORATE GOVERNANCE

Board of Directors and Committees

Our Manager, AG REIT Management, LLC, manages our day-to-day operations, subject to the supervision of our board of directors. Members of our board of directors are kept informed of our business through discussions with our Manager’s executive officers, by reviewing materials provided to them and by participating in meetings of the board of directors and its committees. A majority of our board of directors is “independent,” as determined by the requirements of the NYSE and the regulations of the SEC. Our directors also keep informed about our business through supplemental reports and communications. Our independent directors meet in executive sessions without the presence of our corporate officers or non-independent directors.

Our board of directors has formed an audit committee, a compensation committee and a nominating and corporate governance committee and has adopted charters for each of these committees. Each of these committees has three directors and is composed exclusively of independent directors, as defined by the listing standards of the NYSE. Moreover, the compensation committee is composed exclusively of individuals intended to be, to the extent provided by Rule 16b-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), non-employee directors and will, at such times as we are subject to Section 162(m) of the Internal Revenue Code, qualify as outside directors for purposes of Section 162(m) of the Internal Revenue Code.

Board Leadership

The Company’s business is conducted day-to-day by its officers and our Manager, under the direction of the chief executive officer and the oversight of the board of directors, to enhance the long-term value of the Company for its stockholders. The board of directors is elected by the stockholders to oversee the officers of the Company and our Manager and to assure that the long-term interests of the stockholders are being served.

The board of directors annually appoints a chairman of the board, who may or may not be the chief executive officer of the Company. If the individual appointed as chairman of the board is our chief executive officer, the board of directors will also appoint a lead independent director. For the past year we have separated the roles of chief executive officer and chairman of the board. Our principal executive officer has been David Roberts, who is our chief executive officer and a director. He has served as chief executive officer of the Company since our initial public offering in 2011 and is involved in both our day-to-day operations and the strategic decision making at the board level. Our chairman of the board has been John Angelo, who is the executive chairman of the Company and a director. John Angelo has decided not to stand for re-election at the 2012 Annual Meeting. Following that decision, the board of directors decided to appoint Mr. Roberts as chairman of the board to serve the Company in that capacity commencing on the date of the 2012 Annual Meeting until the next annual appointment of the chairman.

We believe that it is in the best interests of our stockholders for Mr. Roberts to serve as both chairman of the board and chief executive officer because of his decisive, consistent and effective leadership. We also believe that having a lead independent director mitigates the risk that having our chief executive officer serve as our chairman may cause management to have undue influence on our board of directors. Joseph LaManna will continue to serve as our lead independent director. Our lead independent director chairs executive sessions of the independent directors of the board, and meetings of the full board of directors when the chairman is absent, and otherwise serves as a liaison between the independent directors, the full board of directors and management.

The board of directors recognizes that one of its key responsibilities is to evaluate and determine its optimal leadership structure so as to provide independent oversight of management. The board of directors understands that there is no single, generally accepted approach to providing board leadership and the right board leadership structure may vary as circumstances warrant. Consistent with this understanding, our independent directors consider the board’s leadership structure on an annual basis.

In considering its leadership structure, the board of directors takes a number of factors into account. The board of directors, which consists of a majority of independent directors, exercises a strong, independent oversight function. This oversight function is enhanced by the fact that all of the board’s committees—audit, compensation and nominating and corporate governance committees—are comprised entirely of independent directors. Further, as specified in our corporate governance guidelines (“Guidelines”), the board has designated one of its independent directors as the lead independent director, with significant responsibilities. Finally, under our bylaws and our Guidelines, the board of directors has the ability to change its structure, should that be deemed appropriate and in the best interest of our Company and our stockholders. The board of directors believes that these factors provide the appropriate balance between the authority of those who oversee our Company and those who manage it on a day-to-day basis.

Director Independence

Under the enhanced corporate governance standards of the NYSE, at least a majority of our directors, and all of the members of our audit, compensation and nominating and corporate governance committees, must meet the test of “independence.” The NYSE standards provide that to qualify as an “independent” director, in addition to satisfying certain bright-line criteria, the board of directors must affirmatively determine that a director has no material relationship with us (either directly or as a partner, stockholder or officer of an organization that has a relationship with the Company). Our board of directors has affirmatively determined that each of Peter Linneman, Andrew L. Berger, James M. Voss and Joseph LaManna satisfies the bright-line independence criteria of the NYSE and that none has a relationship with us that would interfere with such person’s ability to exercise independent judgment as a member of the board of directors. Therefore, we believe that all of these directors, who constitute a majority of our board of directors, are independent under the NYSE rules.

We have implemented procedures for interested parties, including stockholders, to communicate directly with our independent directors. We believe that providing a method for interested parties to communicate directly with our independent directors, rather than the full board of directors, would provide a more confidential, candid and efficient method of relaying any interested party’s concerns or comments. See “Communication with the Board of Directors and Independent Directors.”

Nomination of Directors

Before each annual meeting of stockholders, the nominating and corporate governance committee considers the nomination of all directors whose terms expire at the next annual meeting of stockholders and also considers new candidates whenever there is a vacancy on the board of directors or whenever a vacancy is anticipated due to a change in the size or composition of the board of directors, a retirement of a director or for any other reasons. In addition to considering incumbent directors, the nominating and corporate governance committee identifies director candidates based on recommendations from the directors, stockholders, management and others. The committee may in the future engage the services of third-party search firms to assist in identifying or evaluating director candidates. No such firm was engaged in 2011.

Our nominating and corporate governance committee charter provides that the nominating and corporate governance committee will consider nominations for board membership by stockholders. The rules that must be followed to submit nominations are contained in our bylaws and include the following: (i) the nomination must be received by the committee at least 120 days, but not more than 150 days, before the first anniversary of the mailing date for proxy materials applicable to the annual meeting prior to the annual meeting for which such nomination is proposed for submission; and (ii) the nominating stockholder must submit certain information regarding the director nominee, including the nominee’s written consent.

The nominating and corporate governance committee evaluates annually the effectiveness of the board of directors as a whole and of each individual director and identifies any areas in which the board of directors would be better served by adding new members with different skills, backgrounds or areas of experience. The board of directors considers director candidates, including those nominated by stockholders, based on a number of factors including: whether the board member will be “independent,” as such term is defined by the NYSE listing standards; whether the candidate possesses the highest personal and professional ethics, integrity and values; whether the candidate contributes to the overall diversity of the board of directors; and whether the candidate has an inquisitive and objective perspective, practical wisdom and mature judgment. Candidates are also evaluated on their understanding of our business, experience and willingness to devote adequate time to carrying out their duties. The nominating and corporate governance committee also monitors the mix of skills, experience and background to assure that the board of directors has the necessary composition to effectively perform its oversight function.

We do not have a formal policy about diversity, but the nominating and corporate governance committee does consider certain types of diversity when nominating director candidates to the board of directors, including differences of viewpoint, professional experience, education, skill, other personal qualities and attributes, race, gender and national origin.

Corporate Governance Guidelines

Our board of directors has also adopted the Guidelines which are available in the corporate governance section of the Company’s Web Site. The Guidelines set forth the practices the board of directors follows with respect to, among other matters, the composition of the board of directors, director responsibilities, board committees, director access to officers, employees and independent advisors, director compensation and performance evaluation of the board of directors.

Code of Ethics

Our board of directors has established a code of ethics that applies to our senior executive officers (the “Code of Ethics”). Among other matters, our Code of Ethics is designed to deter wrongdoing and to promote:

•	honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

•	accurate, complete, objective, relevant, timely and understandable disclosure in our SEC reports and other public communications;

•	compliance with applicable governmental laws, rules and regulations;

•	prompt internal reporting of violations of the code to appropriate persons identified in the code; and

•	accountability for adherence to the code.

Any waiver of the Code of Ethics for our senior executive officers may be made only by our board of directors or one of our board committees. The Code of Ethics is posted in the corporate governance section of the Company’s Web Site. We intend to satisfy the disclosure requirement regarding any amendment to, or a waiver of, a provision of the Code of Ethics by posting such information on our Company’s Web Site.

Board’s Role in Risk Oversight

The board of directors is responsible for overseeing our risk management policies and practices. Our executive officers, who are responsible for our day-to-day risk management practices, regularly present to the board of directors on the overall risk profile of the Company and the processes by which such risks are mitigated. Our Manager’s employees also regularly report to the board on various matters related to our risk exposure or more frequently if appropriate. Through regular and consistent risk communication, our Manager provides reasonable assurances to the board of directors that all material operational and investment risks of the Company, including among others, operational risk, liquidity risk, interest rate risk and capital market risk, are being addressed.

Board Meetings and Annual Meeting of Stockholders

The board of directors held four meetings (including regularly scheduled and special meetings) in 2011, and each director attended at least 75% of the board meetings and each director’s respective committee meetings. The Company has a policy that directors attend the annual meeting of stockholders; however, some or all of our directors may be unable to attend the 2012 annual meeting due to scheduling conflicts or other obligations that may arise. Our initial public offering was in 2011, so there was no 2011 annual meeting of stockholders. The non-executive directors (those directors who are not officers or employees of the Company) meet in executive session at least once per year during a regularly scheduled board meeting without management. As lead director, Mr. LaManna, a non-executive and independent director, presides at the executive sessions of the non-executive directors.

Committee Membership

The current committees of the board of directors are the audit committee, the compensation committee and the nominating and corporate governance committee. The table below provides current membership information.

Director	Audit	Compensation	Nominating and Corporate Governance
Peter Linneman	M	—	M
Andrew L. Berger	—	M	C
James M. Voss	C	M	—
Joseph LaManna	M	C	M

M — Member

C — Chairman

Board Committees

Below is a description of each committee of the board of directors. The board of directors has affirmatively determined that each committee consists entirely of independent directors pursuant to rules established by the NYSE and rules promulgated under the Exchange Act.

Audit Committee

Our audit committee consists of Messrs. Voss, LaManna and Linneman, each of whom is an independent director and “financially literate” under the rules of the NYSE. Mr. Voss chairs our audit committee and serves as our audit committee financial expert, as that term is defined by the SEC. Our audit committee assists the board of directors in overseeing:

•	our accounting and financial reporting processes;

•	the integrity and audits of our consolidated financial statements;

•	our compliance with legal and regulatory requirements;

•	the qualifications and independence of our independent auditors; and

•	the performance of our independent auditors and any internal auditors.

Our audit committee is responsible for engaging independent registered public accountants firms, reviewing with the independent registered public accountants the plans and results of the audit engagement, approving professional services provided by the independent registered public accountants, reviewing the independence of the independent registered public accountants, considering the range of audit and non-audit fees and reviewing the adequacy of our internal accounting controls.

The audit committee held four meetings in 2011.

Compensation Committee

Our compensation committee consists of Messrs. LaManna, Berger and Voss, each of whom is an independent director under the rules of the NYSE. Mr. LaManna chairs our compensation committee. The responsibilities of our compensation committee include (1) evaluating the performance of our executive officers, (2) reviewing the compensation of our executive officers, (3) evaluating the performance of our Manager, (4) reviewing the equity compensation and fees payable to our Manager under the management agreement, (5) administering our equity incentive plans and any other compensation plans, policies and programs of ours, (6) discharging the board of director’s responsibilities relating to compensation payable to our independent directors and (7) reviewing and recommending to the board of directors compensation structure, policies and programs. No executive officer of the Company is involved in determining or recommending non-executive director compensation levels.

The compensation committee held one meeting in 2011.

Nominating and Corporate Governance Committee

Our nominating and corporate governance committee consists of Messrs. Berger, Linneman and LaManna, each of whom is an independent director under the rules of the NYSE. Mr. Berger chairs our nominating and corporate governance committee. Our nominating and corporate governance committee is responsible for seeking, considering and recommending to our board of directors qualified candidates for election as directors and recommending a slate of nominees for election as directors at the annual meeting of stockholders. The committee also recommends to our board of directors the appointment of each of our executive officers. It also periodically prepares and submits to our board of directors for adoption the committee’s selection criteria for director nominees. It reviews and makes recommendations on matters involving the general operation of our board of directors and our corporate governance, and annually recommends to our board of directors the nominees for each committee of the board of directors. In addition, the committee annually conducts an evaluation of our board of directors’ performance as a whole and of the individual directors.

The nominating and corporate governance committee did not hold a meeting in 2011.

Other Committees

Our board of directors may from time to time establish other committees to facilitate the management of the Company.

Compensation Committee Interlocks and Insider Participation

Our compensation committee is comprised solely of the following independent directors: Messrs. LaManna, Berger and Voss. None of the members of our compensation committee is or has been an employee or officer of us or any affiliate. None of our executive officers currently serves, or during the past fiscal year has served, as a member of the board of directors or compensation committee of another entity that has one or more executive officers serving on our board of directors or compensation committee.

Communication with the Board of Directors and Independent Directors

Our board of directors or any individual director may be contacted by any party via mail at the address listed below:

Board of Directors

AG Mortgage Investment Trust, Inc.

245 Park Avenue, 26th Floor

New York, New York 10167

Attn: Secretary or Assistant Secretary

We believe that providing a method for interested parties to communicate directly with our independent directors, rather than the full board of directors, would provide a confidential, candid and efficient method of relaying any interested party’s concerns or comments. As discussed above, the presiding lead director of independent, non-management sessions of the board of directors is Mr. LaManna. The independent directors can be contacted by any party via mail at the address listed below:

Independent Directors

AG Mortgage Investment Trust, Inc.

245 Park Avenue, 26th Floor

New York, New York 10167

Attn: Secretary or Assistant Secretary

The Company does not screen mail, except when warranted for security purposes, and all such letters will be forwarded to our board of directors and any such specified committee or individual directors.

PROPOSAL 2: RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The audit committee of our board of directors has recommended the accounting firm of PricewaterhouseCoopers LLP for reappointment as our independent registered public accountants for the year ending December 31, 2012, subject to ratification of this appointment by our stockholders. PricewaterhouseCoopers LLP has served as our independent registered public accountants since our initial public offering in July 2011 and is considered by our management to be well qualified.

We expect that a representative of PricewaterhouseCoopers LLP will be present at the annual meeting, will be given the opportunity to make a statement if he or she so desires and will be available to respond to appropriate questions.

RECOMMENDATION OF THE BOARD

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2012. The voting requirements for this proposal are described above and in the “Questions and Answers” section.

AUDIT COMMITTEE MATTERS

Fee Disclosure

The following is a summary of the fees billed to the Company by PricewaterhouseCoopers LLP for professional services rendered for the period ended December 31, 2011:

Period Ended December 31, 2011
Audit Fees	$476,053
Audit-Related Fees	—
Tax Fees	173,564
All Other Fees	—
Total	$649,617

Audit Fees

“Audit Fees” consist of fees and expenses billed for professional services rendered for the audit of the financial statements and services that are normally provided by PricewaterhouseCoopers LLP in connection with statutory and regulatory filings or engagements. Audit Fees include fees for professional services rendered in connection with quarterly and annual financial statements and fees and expenses related to the issuance of consents and comfort letters by PricewaterhouseCoopers LLP related to our public offerings and registration statements. In 2011, fees and expenses related to the issuance of consents and comfort letters included in the total Audit Fees were $89,053.

Audit-Related Fees

“Audit-Related Fees” consist of fees and related expenses for products and services other than services described under “Audit Fees” and “Tax Fees.” PricewaterhouseCoopers LLP did not provide any such products or services for us during the year ended December 31, 2011.

Tax Fees

“Tax Fees” consist of fees and related expenses billed for professional services for tax compliance, tax advice and tax planning. These services included assistance regarding federal and state tax compliance and tax planning and structuring.

All Other Fees

“All Other Fees” consist of fees and expenses for products and services that are not “Audit Fees,” “Audit-Related Fees” or “Tax Fees.” In 2011, PricewaterhouseCoopers LLP did not provide any such other products or services.

Pre-Approval Policy

All audit, tax and other services provided to us were reviewed and pre-approved by the audit committee or a member of the audit committee designated by the full committee to pre-approve such services. The audit committee or designated member concluded that the provision of such services by PricewaterhouseCoopers LLP was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions. Circumstances may arise during the following twelve-month period when it may become necessary to engage PricewaterhouseCoopers LLP to provide additional services or additional effort that were not contemplated in the original pre-approval by the audit committee or the designated member.

AUDIT COMMITTEE REPORT

The audit committee has furnished the following report to stockholders of the Company in accordance with rules adopted by the SEC.

The Company’s management has primary responsibility for establishing and maintaining effective internal controls over financial reporting, preparing the Company’s consolidated financial statements in accordance with U.S. generally accepted accounting principles, and managing the public reporting process. PricewaterhouseCoopers LLP, the Company’s independent registered public accounting firm, is responsible for forming and expressing opinions on the conformity of the Company’s audited consolidated financial statements in accordance with U.S. generally accepted accounting principles, in all material respects, and, as applicable, on the effectiveness of the Company’s internal control over financial reporting.

The audit committee reviewed and discussed with management the Company’s audited consolidated financial statements for the year ended December 31, 2011, including a discussion of the acceptability and appropriateness of significant accounting policies and, as applicable, management’s assessment of the effectiveness of the Company’s internal control over financial reporting. The audit committee discussed with the Company’s independent registered public accounting firm matters related to the conduct of the audits of the Company’s consolidated financial statements and, as applicable, internal control over financial reporting. The audit committee also reviewed with management and the independent registered public accounting firm the reasonableness of significant estimates and judgments made in preparing the consolidated financial statements, as well as the clarity of the disclosures in the consolidated financial statements and related notes.

The audit committee has discussed with the Company’s independent registered public accounting firm the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU Section 380), as adopted by the Public Company Accounting Oversight Board (“PCAOB”) in Rule 3200T. These discussions included, among other things:

•

The independent registered public accounting firm’s judgments about the quality, not just the acceptability, of the Company’s accounting principles as applied in the Company’s consolidated financial statements;

•	The critical accounting policies and practices used by the Company;

•

Any alternative treatments within U.S. generally accepted accounting principles for policies and practices related to material items that have been discussed with management, including ramifications of the use of such alternative disclosures and treatments and the treatment preferred by the independent registered public accounting firm;

•	Methods used to account for significant or unusual transactions;

•	The effect of significant accounting policies in controversial or emerging areas for which there is a lack of authoritative guidance or consensus;

•	The process used by management in formulating particularly sensitive accounting estimates and the basis for the firm’s conclusions regarding the reasonableness of these estimates;

•	Any disagreements with management over the application of accounting principles, the basis for management’s accounting estimates, and the disclosures in the consolidated financial statements;

•	Any audit adjustments and any uncorrected consolidated financial statement misstatements; and

•	Other material written communications between the independent registered public accounting firm and management.

The audit committee has also received written communications from PricewaterhouseCoopers LLP as required by the PCAOB Rules, including Rule 3526, “Communication with Audit Committees Concerning

Independence,” and has discussed with PricewaterhouseCoopers LLP their independence. The audit committee has concluded that the audit and permitted non-audit services which were provided by PricewaterhouseCoopers LLP in 2011 were compatible with, and did not negatively impact, their independence.

The audit committee reviewed with management the Company’s audited consolidated financial statements and related notes and the acceptability and appropriateness of significant accounting policies. Based on the reviews and discussions described in this report, and subject to the limitations on the role and responsibilities of the audit committee referred to in this report and in the Company’s charter, the audit committee recommended to the board of directors that the audited consolidated financial statements and related notes be included in the Annual Report on Form 10-K for the year ended December 31, 2011, for filing with the SEC.

By the audit committee

James M. Voss (Chair)

Joseph LaManna

Peter Linneman

PROPOSAL 3: ADVISORY VOTE APPROVING EXECUTIVE COMPENSATION

Our board of directors is committed to corporate governance best practices and recognizes the significant interest of stockholders in executive compensation matters. We are providing this advisory vote as required pursuant to the rules of the SEC. We are asking our stockholders to indicate their support for our named executive officer compensation as disclosed in this proxy statement. This vote is not intended to address any specific item of compensation, but rather the overall policies and practices that apply to the compensation of our named executive officers. We will ask our stockholders to vote “FOR” the following resolution at the annual meeting:

“RESOLVED, that the stockholders approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed in the Company’s Proxy Statement for the 2012 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, the compensation tables and the other related disclosure.”

While this vote is advisory and not binding on us or the compensation committee, it will provide information to us and the compensation committee regarding stockholder sentiment about our executive compensation policies and practices, which the compensation committee will be able to consider when determining equity compensation for our named executive officers. Our board of directors and our compensation committee value the opinions of our stockholders and to the extent there is any significant vote against the named executive officer compensation as disclosed in this proxy statement, we will consider our stockholders’ concerns and the compensation committee will evaluate whether any actions are necessary to address those concerns.

As described in detail under the heading “Executive Compensation” below, we are externally managed by AG REIT Management, LLC, our Manager, pursuant to the management agreement between our Manager and us. Our Manager, pursuant to a delegation agreement dated as of June 29, 2011, has delegated to Angelo, Gordon the overall responsibility with respect to our Manager’s day-to-day duties and obligations arising under our management agreement. In 2011, we did not have any employees whom we compensated directly with salaries or other cash compensation. Our named executive officers’ compensation was derived from the management fees we pay to our Manager. We have not paid, and do not intend to pay, any cash compensation to our named executive officers. We do not provide our named executive officers with pension benefits, termination payments or other incidental payments.

RECOMMENDATION OF THE BOARD

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL, ON AN ADVISORY BASIS, OF OUR EXECUTIVE COMPENSATION. The voting requirements for this proposal are described in the “Questions and Answers” section above.

PROPOSAL 4: ADVISORY VOTE ON FREQUENCY OF

FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION

In addition to the advisory approval of our executive compensation program, we are also presenting the following proposal, which gives our stockholders the opportunity to inform us as to how often they wish us to include a proposal, similar to Proposal 3, in our proxy statement. After considering the benefits and consequences of each option for holding the advisory vote on the compensation of our named executive officers, the board of directors recommends that stockholders approve holding the advisory vote on the compensation of our named executive officers every three years. If a stockholder has a concern about our compensation program and would like to contact us, the board of directors may be contacted either individually or as a group at any time as noted under “Communication with the Board of Directors and Independent Directors” in this proxy statement.

A vote that occurs every three years will permit stockholders to evaluate our executive compensation program against our long-term performance. As described below under the heading “Executive Compensation,” the management fees we pay to our Manager are applied towards the payment of compensation to our named executive officers. The initial term of the management agreement between our Manager and us is three years unless previously terminated for cause. The management agreement is not eligible for renewal prior to the end of its initial term. The three year initial term of the management agreement is directly aligned with our long-term objective of generating income for our stockholders.

We take a long-term view towards our performance, and therefore believe it is most appropriate for stockholders to express their views on our compensation program every three years. In determining to recommend that the stockholders select a frequency of once every three years, our board of directors considered how an advisory vote at such frequency will provide our stockholders with sufficient time to evaluate the effectiveness of our overall compensation philosophy, objectives and practices in the context of our long-term business results for such period, while avoiding overemphasis on short-term fluctuations in compensation and business results that could occur over shorter periods of time. An advisory vote occurring once every three years will also permit our stockholders to fully observe and evaluate the impact of any changes to our executive compensation philosophy and objectives which have occurred since the last advisory vote on executive compensation, including any changes in response to the outcome of a prior advisory vote on executive compensation.

The proxy card provides stockholders with the opportunity to choose among four options (holding the vote every year, every two years, every three years or abstaining) and therefore, stockholders will not be voting to approve or disapprove the recommendation of the board of directors.

The option of one year, two years or three years that receives the highest number of votes cast by stockholders will be the frequency for the advisory vote on executive compensation that has been selected by stockholders. However, because this vote is advisory and not binding on us or the board of directors, the board of directors may decide that it is in the best interests of our stockholders and the Company to hold an advisory vote on executive compensation more or less frequently than the option approved by our stockholders.

RECOMMENDATION OF THE BOARD

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU SELECT “EVERY THREE YEARS” FOR THE FREQUENCY OF ADVISORY VOTES ON EXECUTIVE COMPENSATION. The voting requirements for this proposal are described above and in the “Questions and Answers” section above.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Our Compensation Discussion and Analysis describes our compensation program, objectives and policies for the executive officers named in this proxy statement and our executive officers generally.

Overview of Compensation Program

We have no employees. We are externally managed by AG REIT Management, LLC, our Manager, pursuant to a management agreement between our Manager and us. Because the management agreement provides that our Manager is responsible for managing our affairs, our executive officers, all of whom are employees of our Manager, do not receive cash compensation from us. Instead, our Manager applies the management fee and any expense reimbursement, in part, to pay compensation to its officers and personnel, which includes our executive officers. We have not paid, and do not intend to pay, any cash compensation to our named executive officers. We do not provide our named executive officers with pension benefits, perquisites or other incidental payments. We have no arrangements to make cash payments to our named executive officers upon their termination from service as our officers. While we do not pay our named executive officers any cash compensation, our compensation committee may in the future grant our named executive officers equity awards intended to further align their interests with our interests.

Cash and Other Compensation

Our named executive officers and other personnel who conduct our business are employees of our Manager. Accordingly, we do not pay or accrue any salaries or bonuses to our officers.

Equity-Based Compensation

Our compensation committee may, from time to time, grant equity awards in the form of restricted stock, stock options or other types of awards to our named executive officers pursuant to our Equity Incentive Plan. These awards are designed to align the interests of our named executive officers with those of our stockholders, by allowing our named executive officers to share in the creation of value for our stockholders through stock appreciation and dividends. These equity awards are generally subject to vesting requirements over a number of years, and are designed to promote the retention of management and to achieve strong performance for our Company. These awards further provide flexibility to us in our ability to enable our Manager to attract, motivate and retain talented individuals at our Manager. Each independent director was granted 1,500 shares of our common stock on July 6, 2011. As of December 31, 2011, we have issued a total of 7,604 shares of our common stock to our independent directors.

We believe our compensation policies are particularly appropriate since we are an externally managed real estate investment trust, or REIT. REIT regulations require us to pay at least 90% of our earnings to stockholders as dividends. As a result, we believe that our stockholders are principally interested in receiving attractive risk-adjusted dividends and growth in dividends and book value. Accordingly, we want to provide an incentive to our directors and management that rewards success in achieving these goals. Since we do not have the ability to retain earnings, we believe that equity-based awards serve to align the interests of our Manager’s employees with the interests of our stockholders in receiving attractive risk-adjusted dividends and growth. Additionally, we believe that equity-based awards are consistent with our stockholders’ interest in book value growth as these individuals will be incentivized to grow book value for stockholders over time. We believe that this alignment of interests provides an incentive to our Manager’s employees to implement strategies that will enhance our long-term performance and promote growth in dividends and growth in book value.

Our equity incentive plans permit the granting of options to purchase shares of common stock intended to qualify as incentive stock options under the Internal Revenue Code, and stock options that do not qualify as incentive stock options. The exercise price of each stock option may not be less than 100% of the fair market value of our shares of common stock on the date of grant. The compensation committee will determine the terms of each option, including when each option may be exercised and the period of time, if any, after retirement, death, disability or termination of employment during which options may be exercised. Options become vested and exercisable in installments and the exercisability of options may be accelerated by the compensation committee.

Our equity incentive plans also permit the granting of shares of our common stock in the form of restricted common stock. A restricted common stock award is an award of shares of common stock that may be subject to forfeiture (vesting), restrictions on transferability and such other restrictions, if any, as the compensation committee may impose at the date of grant. The shares may vest and the restrictions may lapse separately or in combination at such times, under such circumstances, including, without limitation, a specified period of employment or the satisfaction of pre-established criteria, in such installments or otherwise, as our compensation committee may determine.

We may also grant unrestricted shares of common stock, which are shares of common stock awarded at no cost to the participant or for a purchase price determined by the compensation committee, under our equity incentive plans. The compensation committee may also grant shares of our common stock, stock appreciation rights, dividend equivalent rights, and other stock and non-stock-based awards under the equity incentive plans. These awards may be subject to such conditions and restrictions as the compensation committee may determine, including, but not limited to, the achievement of certain goals or continued employment with us through a specific period. Each award under the plan may not be exercisable more than ten years after the date of grant.

Our equity incentive plans provide that the compensation committee has the discretion to provide that all or any outstanding options and stock appreciation rights will become fully exercisable, all or any outstanding stock awards will become vested and transferable and all or any outstanding options and awards will be earned, all or any outstanding awards may be cancelled in exchange for a payment of cash or all or any outstanding awards may be substituted for awards that will substantially preserve the otherwise applicable terms of any affected awards previously granted under the equity incentive plans if there is a change in control of us.

The compensation committee does not use a specific formula to calculate the number of equity awards and other rights awarded to executives under our Equity Incentive Plan. The compensation committee does not explicitly set future award levels/opportunities on the basis of what the executives earned from prior awards. While the compensation committee will take past awards into account, it will not solely base future awards in view of those past awards. Generally, in determining the specific amounts to be granted to an individual, the compensation committee will take into account factors such as the individual’s position, his or her contribution to our Company, market practices as well as the recommendations of our Manager. Neither we nor any committee of the board of directors retained any compensation consultants during 2011.

We have not and do not intend to either backdate stock options or grant stock options retroactively. Presently, we do not have designated dates on which we grant stock option awards. We do not intend to time stock options grants with our release of material nonpublic information for the purpose of affecting the value of executive compensation.

Tax Considerations

Section 162(m) of the Internal Revenue Code, or the Code, generally disallows a tax deduction to public corporations for compensation, other than performance-based compensation, over $1 million paid to the chief executive officer and next four highest compensated executive officers to the extent that compensation of a particular executive exceeds $1 million in any one year. There are certain exceptions for qualified performance-based compensation in accordance with the Code and corresponding regulations. We expect our Equity Incentive Plan awards paid to our executive officers will qualify as performance-based compensation deductible for federal income tax purposes under Section 162(m), but do not expect any non-performance based equity awards such as time vested restricted stock or stock units to qualify for such treatment. However, given the fact that we are presently externally managed by our Manager and the only compensation that currently may be paid to our executive officers are long-term incentive awards pursuant to our equity incentive plans, it is unlikely that Section 162(m) will have any material effect on us.

Compensation in 2011

We did not pay any compensation of any sort to our named executive officers during the year ended December 31, 2011. We do not provide any of our executive officers with any cash compensation, pension benefits, or do we provide any executive officers with nonqualified deferred compensation plans.

Grants of Plan Based Awards in 2011

We did not grant any shares of restricted stock, options or other incentive compensation to our named executive officers during the year ended December 31, 2011.

Outstanding Equity Awards at Fiscal Year-End

As of December 31, 2011, there were no outstanding awards of equity made to our named executive officers.

Options Exercised and Stock Vested

As of December 31, 2011, we had not issued any outstanding options to purchase shares of common stock to our named executive officers. No options to purchase shares of our common stock or restricted shares of common stock for any of our named executive officers vested in 2011.

Pension Benefits

We do not provide any of our named executive officers with pension benefits.

Nonqualified Deferred Compensation

We do not provide any of our named executive officers with any nonqualified deferred compensation plans.

Potential Payments Upon Termination Of Employment

We do not have any employment agreements with any of our named executive officers and are not obligated to make any payments to them upon termination of employment.

Potential Post-Employment Payments and Payments on a Change in Control

We do not have any employment agreements with any of our named executive officers and are not obligated to make any post-employment payments to them or any payments upon a change of control.

Compensation Policies and Practices as They Relate to Risk Management

We did not pay any compensation of any sort to our named executive officers and did not have any employees during the year ended December 31, 2011 and, therefore, our compensation policies and practices are not reasonably likely to have a material adverse effect on us. We pay our Manager a management fee that is a percentage of our Stockholders’ Equity, as defined in the management agreement. This management fee is not tied to our performance and, as a result, we believe this management fee is not reasonably likely to have a material adverse effect on us. We have designed our compensation policies and practices and the incentives established by the policies and practices, as such policies and practices relate to or affect risk taking by our

Manager on our behalf, in a manner that we believe will not cause our Manager to seek to make higher risk investments as the compensation payable to our Manager avoids placing undue emphasis on the maximization of net income at the expense of other criteria, such as preservation of capital, to achieve higher management fees. We have designed our compensation policy in an effort to provide the proper incentives to our Manager’s employees to maximize our performance in order to serve the best interests of our stockholders. Our board of directors monitors our compensation policies and practices to determine whether its risk management objectives are being met with respect to incentivizing our Manager’s employees.

COMPENSATION COMMITTEE REPORT

The compensation committee has reviewed and discussed the Compensation Discussion and Analysis contained in this proxy statement with management of the Company. Based on that review and discussion, the compensation committee recommended to the board of directors (and the board of directors has approved) that the Compensation Discussion and Analysis be included in the Company’s proxy statement.

By the compensation committee

Joseph LaManna (Chair)

Andrew L. Berger

James M. Voss

DIRECTOR COMPENSATION

Director Compensation for 2011

Each member of our board of directors who is not an employee of our Manager receives annual compensation for service as a director as follows:

•

Each non-employee director receives an annual base fee for services in the amount of $30,000, payable on a quarterly basis in cash, and an annual equity award from our Equity Incentive Plan of $30,000, payable on a quarterly basis, in shares of restricted common stock that may not be sold or transferred during such director’s term of service on the board of directors.

•	The lead independent director receives an additional annual fee of $10,000, payable on a quarterly basis.

•

In addition, the chairman of our audit committee receives an annual fee of $20,000, and the chairs of our compensation, and nominating and corporate governance committee each receive an annual fee of $5,000, each payable on a quarterly basis.

Each member of our board of directors is also reimbursed for reasonable out-of-pocket expenses associated with service on our behalf and with attendance at or participation in board meetings or committee meetings, including reasonable travel expenses.

Non-employee directors also participate in our Equity Incentive Plan. In 2011 an initial grant of 1,500 shares of restricted common stock was awarded to each non-employee director upon his appointment to our board of directors. The initial restricted stock grant will vest in equal installments over three years beginning on the first anniversary of the date of the grant, provided that the recipient remain a director of our Company on the vesting date. In the event of change in control of our Company, all outstanding shares of restricted stock granted under the plan to our non-employee directors will become fully vested. Our board of directors (or a duly formed committee thereof) may revise our non-employee directors’ compensation in its discretion.

The following table summarizes the compensation that we paid to our directors in 2011:

2011 Director Compensation Table

Name	Fees Earned or Paid in Cash ($)	Stock Awards (1) ($)	Total ($)

Andrew L. Berger	17,513	37,499	55,012

Joseph LaManna	22,513	37,499	60,012

Peter Linneman	15,013	37,499	52,512

James M. Voss	25,013	37,499	62,512

John Angelo	—	—	—

David Roberts	—	—	—

Jonathan Lieberman	—	—	—

(1)	Stock awards for services in the fourth quarter of 2011 were not granted until the first quarter of 2012.

Our board of directors may revise our directors’ compensation in its discretion.

Equity Incentive Plans Information

We have adopted equity incentive plans to provide incentive compensation to attract and retain qualified directors, officers, advisors, consultants and other personnel, including our Manager and affiliates and personnel of our Manager and its affiliates to stimulate their efforts toward our continued success, long-term growth and profitability and to attract, reward and retain personnel.

The following table provides information as of December 31, 2011 with respect to shares of common stock that may be issued under our existing equity incentive plans:

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (Excluding Securities Reflected in the First Column of this Table) (1)
Equity Incentive Plans Approved by Stockholders (1)	—	—	229,646
Equity Incentive Plans Not Approved by Stockholders	—	—	—
Total	—	—	229,646

(1)

We have issued 7,604 shares of restricted common stock granted to our independent directors under our Equity Incentive Plan and 40,250 shares of restricted common stock granted to our Manager under our Manager Equity Incentive Plan.

COMMON STOCK OWNERSHIP OF OFFICERS, DIRECTORS AND SIGNIFICANT STOCKHOLDERS

Ownership of Common Stock by Directors and Executive Officers

The following table sets forth, as of March 1, 2012, beneficial ownership of the Company’s common stock by each executive officer, each director, and by all directors and executive officers as a group. Beneficial ownership reported in the below table has been presented in accordance with SEC rules and is not necessarily indicative of beneficial ownership for any other purpose. Under these rules, in computing the number of shares beneficially owned by a person, common stock subject to warrants held by that person that are currently exercisable within 60 days after February 29, 2012 are deemed outstanding. Unless otherwise indicated, all directors and executive officers have sole voting and investment power with respect to the shares shown.

Name of Beneficial Owner	Shares Beneficially Owned		Percent of Class (1)

John Angelo	440,250	(2)	*
David Roberts	75,000		*
Jonathan Lieberman	75,000	(3)	*
Frank Stadelmaier	—		*
Allan Krinsman	—		*
Andrew Parks	—		*
Peter Linneman	5,273	(4)	*
Andrew L. Berger	5,273	(4)	*
James M. Voss	3,773	(4)	*
Joseph LaManna	17,273	(4)	*
All directors and executive officers as a group (10 persons)	621,842		3.93%

*	Less than one percent

(1)	As of March 1, 2011, we had 15,804,342 shares of our common stock outstanding.
(2)	John Angelo may be deemed to have beneficial ownership of the shares held by AG Funds, L.P. and AG REIT Management, LLC given his ability to direct the voting or disposition of such shares.
(3)	12,500 shares are owned by Jonathan and Cecilia Lieberman, and 37,500 shares are owned by the Jonathan and Cecilia Lieberman Family Foundation.
(4)	Includes common stock issuable in connection with warrants exercisable at $20.50 per share.

Ownership of Common Stock by Certain Significant Stockholders

As of March 1, 2012, unless otherwise indicated below, the following are beneficial owners of more than five percent of our outstanding common stock:

Name and Address of Beneficial Owner	Shares Beneficially Owned		Percent of Class (1)

Wellington Management Company, LLP 280 Congress Street Boston, Massachusetts 02210	1,237,474	(2)	7.83%

Legg Mason Investment Counsel, LLC 100 International Drive Baltimore, Maryland 21202	1,054,272	(3)	6.67%

(1)	As of March 1, 2011, we had 15,804,342 shares of our common stock outstanding.
(2)	Information obtained solely by reference to the amended Schedule 13G filed with the SEC on February 14, 2012 by Wellington Management Company, LLP, or Wellington. Of the reported shares, Wellington reported that it has shared power to vote or to direct the vote and shared power to dispose or to direct the disposition of 1,237,474 shares. The reported shares include 512,274 shares beneficially owned by Bay Pond Partners, L.P., on behalf of itself and Wellington Hedge Management, LLC.
(3)	Information obtained solely by reference to the Schedule 13G filed with the SEC on January 10, 2012 by Legg Mason Investment Counsel, LLC, or Legg Mason, on behalf of itself and Legg Mason Investment Counsel & Trust Co, NA, collectively with Legg Mason referred to as the Legg Mason Group. Of the reported shares, the Legg Mason Group reported that it has sole power to vote or direct the vote of 730,236 shares and sole power to dispose or direct the disposition of 1,054,272 shares.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act, requires our directors, certain executive officers, and persons who own more than 10 percent of the outstanding common stock to file reports of ownership and changes in ownership with the SEC. The SEC regulations require the Company to identify anyone who failed to file a required report or filed a late report during the most recent fiscal year. To the Company’s knowledge, with respect to the fiscal year ended December 31, 2011, all applicable filings were timely filed, except that on November 17, 2011, a Form 4 was inadvertently filed late for each of our non-management directors to report the grant of shares of common stock awarded to each such director pursuant to the Company’s Equity Incentive Plan.

OTHER MATTERS

Certain Relationships and Related Transactions

This section discusses certain direct and indirect relationships and transactions involving us and certain persons related to us.

Management Agreement

We entered into a management agreement with AG REIT Management, LLC, our Manager, in connection with our initial public offering. Our management agreement with our Manager provides for the day-to-day management of our operations. Our Manager, pursuant to a delegation agreement dated as of June 29, 2011, has delegated to Angelo, Gordon the overall responsibility with respect to our Manager’s day-to-day duties and obligations arising under our management agreement.

The management agreement requires our Manager to manage our business affairs in conformity with the investment policies that are approved and monitored by our board of directors. Pursuant to the terms of our management agreement, our Manager is obligated to supply us with our management team, including a chief executive officer, chief financial officer and chief investment officer or similar positions, along with appropriate support personnel, to provide the management services to be provided by our Manager to us as described in the management agreement. Our Manager also provides personnel for service on the investment committee.

We are obligated to reimburse our Manager or its affiliates for the allocable share of the compensation, including, without limitation, annual base salary, bonus, any related withholding taxes and employee benefits paid to (1) our chief financial officer based on the percentage of his time spent on our affairs, (2) our general counsel based on the percentage of his time spent on our affairs, and (3) other corporate finance, tax, accounting, internal audit, legal risk management, operations, compliance and other non-investment personnel of our Manager and its affiliates who spend all or a portion of their time managing our affairs based upon the percentage of time devoted by such personnel to our affairs. In their capacities as officers or personnel of our Manager or its affiliates, they will devote such portion of their time to our affairs as is necessary to enable us to operate our business. The Manager waived its right to receive its expense reimbursement for the period ended December 31, 2011, and will do so until such time as it determines to rescind the waiver in whole or in part.

The management agreement has an initial three-year term and will be renewed for one-year terms thereafter, subject to approval by our independent directors. Our Manager is entitled to receive a termination fee from us, under certain circumstances.

For the year ended December 31, 2011 our Manager earned management fees of $1.5 million.

Clearing Fees

AG BD LLC is an SEC registered broker-dealer and a wholly-owned subsidiary of Angelo, Gordon. We may use AG BD LLC to clear trades for us and AG BD LLC will be paid customary market-based fees and charges arising from such services.

Purchases of Common Stock by Executive Officers, Directors and Affiliates

We have sold to AG Funds, L.P., an affiliate of Angelo, Gordon, David Roberts, our chief executive officer, a director and senior managing director of Angelo, Gordon, and Jonathan Lieberman, our chief investment officer, portfolio manager, a director and managing director of Angelo, Gordon, collectively 500,000 private placement shares in a private placement. As part of that private placement, our independent directors also purchased private placement shares and warrants to purchase a specified number of shares of our common stock . We have entered into a registration rights agreement with the purchasers of the private placement shares pursuant to which we agreed to register the resale of the private placement shares and the common stock issuable upon exercise of the warrants. Additionally, in connection with a follow-on offering which closed January 19, 2012, Jonathan Lieberman and David Roberts each purchased 25,000 shares of our common stock at the public offering price.

Indemnification Agreements

On July 6, 2011, we entered into customary indemnification agreements with each of our directors and executive officers that obligate us to indemnify them to the maximum extent permitted under Maryland law. The agreements require us to indemnify the director or officer, or the indemnitee, against all judgments, penalties, fines and amounts paid in settlement and all expenses actually and reasonably incurred by the indemnitee or on his or her behalf in connection with a proceeding other than one initiated by or on our behalf. In addition, each indemnification agreement requires us to indemnify the indemnitee against all amounts paid in settlement and all expenses actually and reasonably incurred by the indemnitee or on his or her behalf in connection with a proceeding that is brought by or on our behalf. In either case, the indemnitee will not be entitled to indemnification if it is established that one of the prohibitions against indemnification under Maryland law exists.

In addition, each indemnification agreement requires us to advance reasonable expenses incurred by the indemnitee within ten days of the receipt by us of a statement from the indemnitee requesting the advance, provided the statement evidences the expenses and is accompanied by:

•	a written affirmation of the indemnitee’s good faith belief that he or she has met the standard of conduct necessary for indemnification; and

•	a written undertaking by or on behalf of the indemnitee to repay the amount if it is ultimately determined that the standard of conduct was not met.

Each indemnification agreement also provides for procedures for the determination of entitlement to indemnification, including requiring that such determination be made by independent counsel, after a change of control of us.

Related Person Transaction Policy

To avoid any actual or perceived conflicts of interest with our Manager, our board of directors has approved investment guidelines and policies providing that an investment in any security structured or managed by our Manager and its affiliates, and any sale of our assets to our Manager and its affiliates or any entity managed by our Manager and its affiliates, will comply with all applicable law and the compliance policies of Angelo, Gordon and our Manager. Our independent directors have approved parameters within which our Manager and its affiliates may act as our counterparty and provide broker, dealer and lending services to us in order to enable transactions to occur in an orderly and timely manner. Angelo, Gordon and/or our Manager may in the future change then-existing, or adopt additional, conflicts of interest resolution policies and procedures. Our independent directors periodically review our Manager’s and Angelo, Gordon’s compliance with these conflicts of interest provisions.

Our board of directors has adopted a policy regarding the approval of any “related person transaction,” which is any transaction or series of transactions in which we or any of our subsidiaries is or are to be a participant, the amount involved exceeds $120,000, and a “related person” (as defined under SEC rules) has a direct or indirect material interest. Under the policy, a related person would need to promptly disclose to our Secretary or Assistant Secretary any related person transaction and all material facts about the transaction. Our Secretary or Assistant Secretary would then assess and promptly communicate that information to the audit committee of our board of directors. Based on its consideration of all of the relevant facts and circumstances, this committee will decide whether or not to approve such transaction and will generally approve only those transactions that do not create a conflict of interest. If we become aware of an existing related person transaction that has not been pre-approved under this policy, the transaction will be referred to this committee which will evaluate all options available, including ratification, revision or termination of such transaction. Our policy requires any director who may be interested in a related person transaction to recuse himself or herself from any consideration of such related person transaction.

Shareholder Proposals

Any stockholder intending to present a proposal at our 2013 annual meeting of stockholders and have the proposal included in the proxy statement for such meeting must, in addition to complying with the applicable laws and regulations governing submissions of such proposals, submit the proposal in writing to us no later than December 4, 2012. To be included in the Proxy Statement, the proposal must comply with the requirements as to form and substance established by the SEC and our bylaws, and must be a proper subject for stockholder action under Maryland law.

Pursuant to our current bylaws, any stockholder intending to nominate a director or present a proposal at an annual meeting of our stockholders without seeking to have such a nomination or proposal included in the proxy statement for such annual meeting, must notify us in writing not less than 120 days nor more than 150 days prior to the first anniversary of the date of the proxy statement for the preceding year’s annual meeting. Accordingly, any stockholder who intends to submit such a nomination or proposal at our 2013 annual meeting of stockholders must notify us in writing of such proposal by December 4, 2012, but in no event earlier than November 4, 2012.

Any such nomination or proposal should be sent to AG Mortgage Investment Trust, Inc, 245 Park Avenue, 26th Floor, New York, New York 10167, Attn: Secretary or Assistant Secretary, and, to the extent applicable, must include the information required by our bylaws.

Access to SEC Reports

A copy of the Company’s Annual Report, including financial statements, is being furnished concurrently herewith to all stockholders as of the record date. Please read it carefully.

Stockholders may obtain a copy of the Annual Report or proxy statement, without charge, by visiting the Company’s Web Site at www.agmit.com or by writing AG Mortgage Investment Trust, Inc, 245 Park Avenue, 26th Floor, New York, New York 10167, Attn: Secretary or Assistant Secretary. Upon request to our Secretary, the exhibits set forth on the exhibit index of the Company’s annual report on Form 10-K may be made available at a reasonable charge (which will be limited to our reasonable expenses in furnishing such exhibits).

“Householding” of Proxy Statement and Annual Report

The SEC has adopted rules concerning the delivery of annual disclosure documents. The rule allows us or your broker, if you do not participate in electronic delivery of proxy materials, to send a single set of our annual report and proxy statement to any household at which two or more of our stockholders reside, if we or your broker believe that the stockholders are members of the same family. This practice, referred to as “householding,” benefits both you and us. It reduces the volume of duplicate information received at your household and helps to reduce our expenses. The rule applies to our annual reports, proxy statements and information statements. Once you receive notice from your broker or from us that communications to your address will be “householded,” the practice will continue until you are otherwise notified or until you revoke your consent to the practice. Each stockholder will continue to receive a separate proxy card or voting instruction card.

If you elected to receive a printed copy of the proxy materials and your household received a single set of disclosure documents this year, but you would prefer to receive your own copy, please contact our transfer agent, American Stock Transfer and Trust Company, by calling their toll free number: 1-800-937-5449. If you do not wish to participate in “householding” and would like to receive your own set of our annual disclosure documents in future years, follow the instructions described below. Conversely, if you share an address with another stockholder of the Company and together both of you would like to receive only a single set of our annual disclosure documents, follow these instructions:

•

If you are a stockholder of record, please contact our transfer agent, American Stock Transfer & Trust Company, and inform them of your request by calling them at 1-800-937-5449 or writing them at 6201 15th Avenue, Brooklyn, NY 11219.

•

If you are a beneficial owner, in which case a broker or other nominee holds your shares, please contact the broker or other nominee directly and inform them of your request. Be sure to include your name, the name of your brokerage firm and your account number.

BY ORDER OF THE BOARD OF DIRECTORS,

Jonathan Lieberman

Secretary

New York, New York

April 3, 2012

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be Held on Friday, May 18, 2012: This Proxy Statement and the Company’s 2011 Annual Report are available on the “Annual Reports & Proxy Statements” page of the “Investor Relations” section of the Company’s website at www.agmit.com.

Important Notice of Availability of Proxy Materials for the Stockholder Meeting of

AG MORTGAGE INVESTMENT TRUST, INC.

To Be Held On:

May 18, 2012 at 10:00 a.m., Eastern Time

offices of Angelo, Gordon & Co., 245 Park Avenue, 26th Floor, New York, New York 10167

COMPANY NUMBER
ACCOUNT NUMBER
CONTROL NUMBER

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting.

If you want to receive a paper or e-mail copy of the proxy materials you must request one. There is no charge to you for requesting a copy. To facilitate timely delivery please make the request as instructed below before 04/27/12.

Please visit http://www.amstock.com/ProxyServices/ViewMaterial.asp?CoNumber=17146, where the following materials are available for view:

• Proxy Statement
• Form of Electronic Proxy Card
• Annual Report for the fiscal year ended December 31, 2011

TO REQUEST MATERIAL:	TELEPHONE: 888-Proxy-NA (888-776-9962) 718-921-8562 (for international callers) E-MAIL: info@amstock.com
WEBSITE: http://www.amstock.com/proxyservices/requestmaterials.asp

TO VOTE:	ONLINE: To access your online proxy card, please visit www.voteproxy.com and follow the on-screen instructions. You may enter your voting instructions at www.voteproxy.com up until 11:59 PM Eastern Time the day before the cut-off or meeting date.

IN PERSON: You may vote your shares in person by attending the Annual Meeting.

TELEPHONE: To vote by telephone, please visit https://secure.amstock.com/voteproxy/login2.asp to view the materials and to obtain the toll free number to call.

MAIL: You may request a card by following the instructions above.

1.	Election of the board of directors, with each of the seven directors serving a one-year term and until his successor is elected and qualified;	2.	Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2012;
NOMINEES: Andrew L. Berger Joseph LaManna Jonathan Lieberman Peter Linneman David Roberts Frank Stadelmaier James M. Voss
		3.	Approval, on an advisory basis, of our executive compensation;
		4.	Recommendation, on an advisory basis, of the frequency of future advisory votes on our executive compensation; and
		5.	To consider and act upon such other business that may properly come before the meeting or any adjournment or postponement thereof.
Please note that you cannot use this notice to vote by mail.

ANNUAL MEETING OF STOCKHOLDERS OF

AG MORTGAGE INVESTMENT TRUST, INC.

May 18, 2012

PROXY VOTING INSTRUCTIONS

INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page.

TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.

COMPANY NUMBER
Vote online/phone until 11:59 PM EST the day before the meeting.	ACCOUNT NUMBER
MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.
IN PERSON - You may vote your shares in person by attending the Annual Meeting.

Important Notice Regarding the Availability of Proxy Materials

for the Stockholder Meeting to be Held on Friday, May 18, 2012:

The proxy statement, annual report and proxy card

are available at http://www.amstock.com/ProxyServices/ViewMaterial.asp?CoNumber=17146

i    Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.    i

¢	20730304000000000000 1	051812

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” FOR ITEMS 1, 2, 3 AND A VOTE OF EVERY “THREE YEARS” FOR ITEM 4.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE  ☒

1. Election of the board of directors, with each of the seven directors serving a one-year term and until his successor is elected and qualified;				2.	Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year		FOR ☐	AGAINST ☐	ABSTAIN ☐
☐ ☐	FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES	NOMINEES: ¡ Andrew L. Berger ¡ Joseph LaManna ¡ Jonathan Lieberman ¡ Peter Linneman ¡ David Roberts ¡ Frank Stadelmaier ¡ James M. Voss					FOR	AGAINST	ABSTAIN
				3.	Approval, on an advisory basis, of our executive compensation;		☐	☐	☐
				4.	Recommendation, on an advisory basis, of the frequency of future advisory votes on our executive compensation; and	3 Years ☐	2 Years ☐	1 Year ☐	ABSTAIN ☐
☐	FOR ALL EXCEPT (See Instructions below)
INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: —				5.	To consider and act upon such other business that may properly come before the meeting or any adjournment or postponement thereof.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.			☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

¢	Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.	¢

ANNUAL MEETING OF STOCKHOLDERS OF

AG MORTGAGE INVESTMENT TRUST, INC.

May 18, 2012

Important Notice Regarding the Availability of Proxy Materials

for the Stockholder Meeting to be Held on Friday, May 18, 2012:

The proxy statement, annual report and proxy card are available at

http://www.amstock.com/ProxyServices/ViewMaterial.asp?CoNumber=17146

Please sign, date and mail

your proxy card in the

envelope provided as soon

as possible.

i Please detach along perforated line and mail in the envelope provided. i

¢	20730304000000000000 1	051812

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” FOR ITEMS 1, 2, 3 AND A VOTE OF EVERY “THREE YEARS” FOR ITEM 4.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE  ☒

1. Election of the board of directors, with each of the seven directors serving a one-year term and until his successor is elected and qualified;							FOR	AGAINST	ABSTAIN
				2.

Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2012;

Approval, on an advisory basis, of our executive compensation;

							☐ FOR ☐	☐ AGAINST ☐	☐ ABSTAIN ☐
☐ ☐	FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES	NOMINEES: ¡ Andrew L. Berger ¡ Joseph LaManna ¡ Jonathan Lieberman ¡ Peter Linneman ¡ David Roberts ¡ Frank Stadelmaier ¡ James M. Voss		3.
☐	FOR ALL EXCEPT (See instructions below)			4.	Recommendation, on an advisory basis, of the frequency of future advisory votes on our executive compensation; and	3 Years ☐	2 Years ☐	1 Year ☐	ABSTAIN ☐
				5.	To consider and act upon such other business that may properly come before the meeting or any adjournment or postponement thereof.

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: —

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.			☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

¢	Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.	¢

0                    ¢

AG MORTGAGE INVESTMENT TRUST, INC.

Proxy for Annual Meeting of Stockholders on May 18, 2012

Solicited on Behalf of the Board of Directors

The undersigned hereby appoints David Roberts, Jonathan Lieberman and Allan Krinsman, and each of them, with full power of substitution and power to act alone, as proxies to vote all the shares of Common Stock which the undersigned would be entitled to vote if personally present and acting at the Annual Meeting of Stockholders of AG Mortgage Investment Trust, Inc. (the “Company”), to be held at the offices of Angelo, Gordon & Co., 245 Park Avenue, 26th Floor, New York, New York 10167, on Friday, May 18, 2012, at 10:00 a.m., Eastern Time, and at any adjournments or postponements thereof, as follows:

(Continued and to be signed on the reverse side.)

¢	14475 ¢

*** Exercise Your Right to Vote ***

Important Notice Regarding the Availability of Proxy Materials for the

Shareholder Meeting to Be Held on May 18, 2012

AG MORTGAGE INVESTMENT TRUST, INC.

Meeting Information
Meeting Type: Annual Meeting
For holders as of: March 29, 2012
Date: May 18, 2012 Time: 10:00 AM EDT
Location: Angelo, Gordon & Co.,
245 Park Avenue, 26th Floor New York, NY 10167

You are receiving this communication because you hold shares in the above named company.

This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at www.proxyvote.com or easily request a paper copy (see reverse side).

We encourage you to access and review all of the important information contained in the proxy materials before voting.
See the reverse side of this notice to obtain proxy materials and voting instructions.

—  Before You Vote  —

How to Access the Proxy Materials

Proxy Materials Available to VIEW or RECEIVE:
1. Notice & Proxy Statement 2. Combined Document
How to View Online:
Have the information that is printed in the box marked by the arrow following page) and visit: www.proxyvote.com.
How to Request and Receive a PAPER or E-MAIL Copy:
If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request:
1) BY INTERNET: www.proxyvote.com
2) BY TELEPHONE: 1-800-579-1639
3) BY E-MAIL*: sendmaterial@proxyvote.com
* If requesting materials by e-mail, please send a blank e-mail with the information that is printed in the box marked by the arrow (located on the following page) in the subject line.
Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor.
Please make the request as instructed above on or before May 06, 2012 to facilitate timely delivery.

—  How To Vote  —

Please Choose One of the Following Voting Methods

Vote In Person: If you choose to vote these shares in person at the meeting, you must request a “legal proxy.” To do so, please follow the instructions at www.proxyvote.com or request a paper copy of the materials, which will contain the appropriate instructions. Many shareholder meetings have attendance requirements including, but not limited to, the possession of an attendance ticket issued by the entity holding the meeting. Please check the meeting materials for any special requirements for meeting attendance.
Vote By Internet: To vote now by Internet, go to www.proxyvote.com. Have the information that is printed in the box marked by the arrow available and follow the instructions.
Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a voting instruction form.

Voting items

The Board of Directors recommends that you

vote FOR the following:

1.	Election of Directors Nominees
01	Andrew L. Berger	02	Joseph LaManna	03	Jonathan Lieberman	04	Peter Linneman	05	David Roberts
06	Frank Stadelmaier	07	James M. Voss

The Board of Directors recommends you vote FOR the following proposal(s):

2       Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2012;

3       Approval, on an advisory basis, of our executive compensation;

The Board of Directors recommends you vote 3 YEARS on the following proposal:

4       Recommendation, on an advisory basis, of the frequency of future advisory votes on our executive compensation; and

NOTE: To consider and act upon such other business that may properly come before the meeting or any adjournment or postponement thereof.